UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2009
BMP SUNSTONE CORPORATION

(Exact name of registrant specified in its charter)

Delaware	000-32980	20-0434726

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

600 W. Germantown Pike, Suite 400,
Plymouth Meeting, Pennsylvania	19462

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone, including area code: (610) 940-1675
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
     On February 13, 2009, BMP Sunstone Corporation (the “Company”), entered into a Registered Direct Placement Agency Agreement (the “Placement Agency Agreement”) with Oppenheimer & Co. Inc. (“Oppenheimer”), Susquehanna Financial Group, LLLP (“Susquehanna”) and Philadelphia Brokerage Corporation (“PBC,” and together with Oppenheimer and Susquehanna, the “Placement Agents”), as placement agents relating to the issuance and sale to certain institutional and individual investors (the “Offering”) of 574,687 units each consisting of (i) two shares of common stock of the Company (the “Common Stock”) and (ii) a warrant to purchase one share of Common Stock (the “Units”) for a purchase price of $6.40 per Unit.
     The exercise price of the warrants shall be $4.00 per share. If on the 90th day after the closing date (the “Reprice Date”), the volume weighted average trading price calculated over the 20 trading days prior to the Reprice Date (the “VWAP”) of the Common Stock is less than $4.00 per share, the exercise price of the warrants will be reset to the greater of (i) $1.80 or (ii) the VWAP. The warrants are exercisable beginning any time on or after the Reprice Date and expiring on the fifth anniversary of the Closing Date. In no event, shall the number of shares of Common Stock and shares of Common Stock underlying the warrants exceed 19.99% of the Company’s outstanding Common Stock as of February 13, 2009. The form of warrant to be issued to the purchasers of units in connection with the Offering is included as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.
     The Company engaged Oppenheimer to act as lead placement agent and Susquehanna and PBC to act as co-placement agents in connection with the Offering. The Placement Agents will receive a fee of up to 7% of the gross proceeds of the Offering and reimbursement of certain expenses of approximately $200,000, provided that these amounts shall not exceed 8% of the gross proceeds of the Offering. The Placement Agents have no commitment to purchase any of the units and are acting only as agents in obtaining indications of interest for the units from investors who will purchase the units directly from the Company. The Placement Agency Agreement requires us to indemnify the Placement Agents and certain of their affiliates against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended, or to contribute to payments the Placement Agents may be required to make because of any of those liabilities.
     A copy of the Placement Agent Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The closing of the sale of the Units is expected to take place on February 20, 2009, subject to the satisfaction of customary closing conditions. Net proceeds from the Offering are estimated to be approximately $3,000,000, after deducting placement agent fees and estimated offering expenses payable by the Company.
     Following execution of the Placement Agent Agreement, the Company entered into definitive purchase agreements with certain institutional and individual investors relating to the sale of the Units. A copy of the form of purchase agreement is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.
     The units being offered by the Company in this Offering were registered under an existing shelf registration statement on Form S-3 (Registration No. 333-156958) which was declared effective by the Securities and Exchange Commission on February 9, 2009. The prospectus supplement describing the terms of the Offering will be filed with the Securities and Exchange Commission and a free writing prospectus was filed with the Securities and Exchange Commission on February 13, 2009. A copy of the opinion of Morgan, Lewis & Bockius LLP relating to the legality of the issuance and sale of the Units in the offering is attached as Exhibit 5.1 hereto.

     From time to time, the Placement Agents and their respective affiliates have provided, and may from time to time in the future provide, investment banking and other services to the Company for which they receive customary fees and commissions. PBC will also be paid $301,000 pursuant to a financial advisory agreement with the Company for services rendered, and to be rendered, to the Company not in connection with the Offering.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 4.1	Form of Warrant

Exhibit 5.1	Opinion of Morgan, Lewis & Bockius LLP.

Exhibit 10.1	Registered Direct Placement Agency Agreement, dated February 13, 2009, between BMP Sunstone Corporation, Oppenheimer & Co. Inc., Susquehanna Financial Group, LLLP and Philadelphia Brokerage Corporation.

Exhibit 10.2	Form of Purchase Agreement.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMP SUNSTONE CORPORATION

Date: February 17, 2009	By:	/s/ Fred M. Powell

	Name:	Fred M. Powell
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
Exhibit 4.1	Form of Warrant

Exhibit 5.1	Opinion of Morgan, Lewis & Bockius LLP.

Exhibit 10.1	Registered Direct Placement Agency Agreement, dated February 13, 2009, between BMP Sunstone Corporation, Oppenheimer & Co. Inc., Susquehanna Financial Group, LLLP and Philadelphia Brokerage Corporation.

Exhibit 10.2	Form of Purchase Agreement.